UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2018, Avid Bioservices, Inc., or the Company, entered into an Asset Assignment and Purchase Agreement, or Purchase Agreement, with Oncologie, Inc., or Oncologie, pursuant to which the Company assigned to Oncologie certain exclusive licenses related to the Company’s phosphatidylserine (PS)-targeting program, including bavituximab and betabodies, as well as certain other licenses and assets useful and/or necessary for the potential commercialization of bavituximab or other PS-targeting antibodies.

Pursuant to the Purchase Agreement, the Company will receive an aggregate of $8 million from Oncologie, payable in three installments over a period of approximately six and one-half months following the execution of the Purchase Agreement, the first of which will be paid thirty (30) days after the date of the Purchase Agreement. The Company will also be eligible to receive up to an additional $95 million in the event that Oncologie achieves certain development, regulatory and commercialization milestones with respect to bavituximab. In addition, the Company will be eligible to receive royalties on net sales that are upward tiering into the mid-teens in the event that Oncologie commercializes and sells products utilizing bavituximab or the transferred betabodies. Oncologie will be responsible for all future research, development and commercialization of bavituximab, including all related intellectual property costs and all other future liabilities and obligations arising out of the ownership of the transferred assets. As part of the transaction, the Company and Oncologie agreed to diligently work in good faith to negotiate and enter into, within ninety (90) days after the date of the Purchase Agreement, an agreement for the Company to provide future contract development and manufacturing activities in support of bavituximab.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 12, 2018, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

99.1       Press Release issued February 12, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: February 13, 2018	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued February 12, 2018.

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